Exhibit 5

                                 CONNER &WINTERS

OKLAHOMA CITY             ATTORNEYS & COUNSELORS AT LAW

Irwin H. Steinhorn        James E. Green, Jr.         Conner & Winters, LLP        Anne B. Sublett           Vicki Bronson*
John W. Funk              Martin R. Wing                                           J. Ryan Sacra             Todd P. Lewis*
Jared D. Giddens          John W. Ingraham          1700 One Leadership Square     Jason S. Taylor           P. Joshua Wisley
Kiran A. Phansalkar       Andrew R. Turner                                         Katy Day Inhofe           --------------------
Mitchell D. Blackburn     Gentra Abbey Sorem            211 North Robinson                                   Charles E. Scharlau*
Mark H. Bennett           R. Kevin Redwine                                         Stephan A. Wangsgard
Bryan J. Wells            Tony W. Haynie                  Oklahoma City,           Julia Forrester-Sellers   WASHINGTON, D.C.
Laura McCasland Holbrook  Bruce W. Freeman             Oklahoma 73102 7101         Melinda L. Kirk
John E. Gatliff II        David R. Cordell                 405-272-5711            P. Bradley Bendure        G. Daniel Miller*
J. Dillon Curran          John N. Hove                                             Kathryn J. Kindell        --------------------
William M. Lewis          C. Raymond Patton, Jr.         Fax 405-232-2695          Amy M. Santee             Henry Rose*
L. Belynn Whatley         Paul E. Braden                                           Cara M. Hair              Erica L. Summers*
------------------------  Robert J. Melgaard               www.cwlaw.com           Alissa A. Hurley
Peter B. Bradford         P. Scott Hathaway                 -----------            Heather Holt Bilderback   HOUSTON, TEXAS
Shelia M. Darling         Lawrence A. Hall                                         Debra R. Stockton
                          Timothy T. Trump                                         Shelley L. Carter         Pamela H. Stabler*
TULSA                     Mark E. Dreyer                                           Jed W. Isbell
                          Nancy E. Vaughn                                          ------------------------  JACKSON, WYOMING
Henry G. Will             Gregory D. Renberg                                       William G. von Glahn
Joseph J. McCain, Jr.     Mark D. Berman                                           Bob F. McCoy              Randolph L. Jones, Jr.
Lynnwood R. Moore, Jr.    Katherine G. Coyle                                       John E. Barry
Robert A. Curry           Beverly K. Smith                                         James R. Ryan             SANTA FE, NEW MEXICO
Steven W. McGrath         Melodie Freeman-Burney                                   Russell H. Harbaugh, Jr.
D. Richard Funk           R. Richard Love III                                      David O. Cordell          Douglas M. Rather
Randolph L. Jones, Jr.    Robert D. James
J. Ronald Petrikin        Stephen R. Ward                                          NORTHWEST ARKANSAS        ---------------------
Larry B. Lipe             Jeffrey R. Schoborg                                      John R. Elrod*
                                                                                   Greg S. Scharlau          Benjamin C. Conner
                                                                                   Terri Dill Chadick
                                                                                                                     1879-1963
                                                                                                              John M. Winters, Jr.
                                                                                                                     1901-1989

                                                                                                             *Not Admitted in
                                                                                                               Oklahoma

                                   May 5, 2005

Perma-Fix Environmental Services, Inc.
1940 Northwest 67th Place
Gainesville, Florida 32606

      Re: Perma-Fix Environmental Services, Inc.; Form S-8 Registration Statement; 2004 Stock Option Plan; Our File No. 07034.0001

Gentlemen:

      We are delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-8 (the "Registration Statement") of Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Company"), for the registration of 2,000,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), issuable by the Company pursuant to the Company's 2004 Stock Option Plan (the "Plan").

      In connection with this opinion, the undersigned has examined and relied upon such corporate records, certificates, other documents and questions of law, as we have considered necessary or appropriate for the purposes of this opinion, including, but not limited to, the following:

      (a)   the Company's Restated Certificate of Incorporation, as amended;

      (b)   the Company's Bylaws;

      (c)   the Plan; and

      (f)   the Registration Statement.

Perma-Fix Environmental Services, Inc.
May 5, 2005
Page 2

      In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted as originals, the conformity with the original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies. We have further assumed that each recipient of shares of the Company's Common Stock under the Plan is eligible to participate in the Plan and that any shares of the Company's Common Stock to be issued pursuant to the Plan will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such shares.

      In reliance upon, and based on, such examination and review, we are of the opinion that the 2,000,000 shares of Common Stock issuable pursuant to the Plan will constitute, when issued pursuant to the terms of the Plan, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                      Very truly yours,
                                                      CONNER & WINTERS, LLP